Exhibit 99.1

American Software files FY23 10-K/A and Q1 FY24 10-Q/A

ATLANTA--(BUSINESS WIRE)--December 11, 2023--American Software, Inc. (NASDAQ: AMSWA) today announced that it filed a Form 10-K/A for the year ended April 30, 2023 and Form 10-Q/A for the three month period ended July 31, 2023 related to a material weakness in its internal control over financial reporting.

As previously disclosed on Form 8-K filed with SEC on December 1, 2023, following American Software’s divestiture of The Proven Method on September 18, 2023, American Software identified an error resulting in an immaterial understatement of expenses from operations and liabilities relating to a control deficiency. Following identification of the error, American Software has determined that the error did not result in a material misstatement of the Company’s previously issued financial statements and that such financial statements may continue to be relied upon.

American Software has concluded that its report regarding the effectiveness of its internal control over financial reporting contained in its Annual Report on Form 10-K for the year ended April 30, 2023 (the “2023 Annual Report”) and its Quarterly Report on Form 10-Q for the three month period ended July 31, 2023 should be amended as stated in the 10-K/A and 10-Q/A, respectively. Additionally, American Software’s outside auditor, KPMG LLP, has determined its opinion relating to the effectiveness of American Software’s internal control over financial reporting as of April 30, 2023 included in the 2023 Annual Report should not be relied upon. KPMG has not withdrawn its audit report on the consolidated financial statements included in the 2023 Annual Report.

American Software has initiated a process to promptly update its reconciliation control policy and procedures for investigating and resolving reconciling items on a timely basis to further prevent misstatements in its financial statements or disclosures, as well as provide training under the new policy. American Software expects the material weakness in its internal control over financial reporting will be fully remediated before April 30, 2024, but remediation will not be considered complete until the applicable controls operate for a sufficient period of time, subsequent to implementing the updated policy and training to enable management to test and to conclude on the operating effectiveness of the controls.

Forward Looking Statements

This press release contains forward-looking statements that are subject to substantial risks and uncertainties. References below to the Company mean American Software, Inc. There are a number of factors that could cause actual results or performance to differ materially from what is anticipated by statements made herein. These factors include, but are not limited to the irregular pattern of the Company’s revenues; technological complexity; undetected software errors; the challenges and risks associated with integration of acquired product lines, companies and services; uncertainty about the viability and effectiveness of strategic alliances; the Company’s ability to satisfy in a timely manner all Securities and Exchange Commission (SEC) required filings and the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and the rules and regulations adopted under that Section; as well as a number of other risk factors that could affect the Company’s future performance. For further information about risks the Company could experience as well as other information, please refer to the Company’s current Form 10-K and other reports and documents subsequently filed with the SEC. For more information, contact: Kevin Liu, American Software, Inc., (626) 657-0013 or email kliu@amsoftware.com.

About American Software, Inc.

Atlanta-based American Software, Inc. (NASDAQ: AMSWA), through its operating entity Logility delivers an innovative AI-powered platform that enables enterprises to accelerate their digital supply chain transformation from product concept to client availability via the Logility® Digital Supply Chain Platform, a single platform spanning Product, Demand, Inventory, Supply, Sourcing, Deploy, Corporate Responsibility Environment, Social and Governance (ESG) and Network Optimization aligned with Integrated Business Planning.

Serving clients such as Big Lots, Bunzl Australasia, Carter’s, Destination XL, Glen Raven, Hostess, Husqvarna Group, Jockey International, Johnson Controls, Parker Hannifin, Red Wing Shoe Company, Spanx and Taylor Farms; our solutions are marketed and sold through a direct sales team as well as an indirect global value-added reseller (“VAR”) distribution network.

Fueled by supply chain master data, allowing for the automation of critical business processes through the application of artificial intelligence and machine learning algorithms to a variety of internal and external data streams, the comprehensive Logility portfolio delivered in the cloud includes advanced analytics , supply chain visibility, demand, inventory and replenishment planning, Sales and Operations Planning (S&OP), Integrated Business Planning (IBP), supply and inventory optimization, manufacturing planning and scheduling, network design and optimization (NDO), retail merchandise and assortment planning and allocation, product lifecycle management (PLM), sourcing management, vendor quality and compliance, and product traceability. For more information about Logility, please visit www.logility.com. Logility is a wholly-owned subsidiary and operating entity for American Software, Inc.. You can learn more about American Software at www.amsoftware.com, or by calling (404) 364-7615 or emailing kliu@amsoftware.com.

Logility® is a registered trademark of Logility, Inc. Other products mentioned in this document are registered, trademarked or service marked by their respective owners.

Contacts

Financial Information Press Contact:
Vincent C. Klinges
Chief Financial Officer
American Software, Inc.
(404) 264-5477